Exhibit T3A
RESTATED CERTIFICATE OF INCORPORATION
OF
METROMEDIA INTERNATIONAL GROUP, INC.
     FIRST: The name of the corporation is METROMEDIA INTERNATIONAL GROUP, INC. (the “Corporation”).
     SECOND: The address of the Corporation’s registered office is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.
     THIRD: The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
     FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 180,000,000, divided as follows: 70,000,000 shares of Preferred Stock, of the par value of $1.00 per share (the “Preferred Stock”) and 110,000,000 shares of Common Stock, of the par value of $1.00 per share (the “Common Stock”).
     The designation, relative rights, preferences and limitations of the shares of each class are as follows:
     4.1 Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, preferences and rights and qualifications, limitations or restrictions thereof, and such distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting rights or powers, full or limited, or may be without voting rights or powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or other wise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be reissued as a part of the series of which they were originally a part or as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

     4.2 Common Stock. Subject to the provisions of any applicable law or of the By-laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.
     4.3 Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.
     FIFTH: Members of the Board of Directors may be elected either by written ballot or by voice vote.
     SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stock holders or any class of them, any court of equitable juris diction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stock holders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.
     SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     Any repeal or modification of the foregoing para graph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
     EIGHTH: (a) To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or

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proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a per son of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such per sons are entitled to the benefits of this Article EIGHTH.
     (b) The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.
     (c) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the “By-laws”), any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
     (d) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall continue as to a per son who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.
     (e) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article EIGHTH, the By-laws or under Section 145 of the Delaware General Corporation Law or any other provision of law.
     (f) The provisions of this Article EIGHTH shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article EIGHTH is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Article EIGHTH shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
     (g) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an

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actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such per son is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.
     (h) Any director or officer of the Corporation serving in any capacity (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.
     (i) Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article EIGHTH may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.
     NINTH: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation and it is expressly provided that it is intended to be in furtherance of and not in limitation or exclusion of the powers conferred by applicable law.
     9.1 Number, Election, and Terms of Office of Board of Directors. The business of the Corporation shall be managed by a Board of Directors consisting of not less than seven nor more than 15 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-laws. The directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation’s fiscal year ending December 31, 1995, the term of office of the second class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation’s fiscal year ending December 31, 1996 and the term of office of the third class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation’s fiscal year ending December 31, 1997. At each annual meeting of stockholders following such initial election as specified above, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.
     9.2 Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.
     9.3 Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the remaining directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires or, in each case, until their respective successors are duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. When any director shall give notice of resignation effective at a future date, the Board of Directors may fill such vacancy to take effect when such resignation shall become effective.

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     9.4 Removal of Directors. Any one or more or all of the directors may be removed, at any time, but only for cause by the holders of at least a majority in voting power of the then issued and outstanding shares of capital stock of the Corporation.
     TENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing of such holders. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the By-laws of the Corporation.
     ELEVENTH: Special meetings of stockholders for any purpose may be called at any time by the Chairman or Vice Chairman of the Board of Directors. Special meetings of stockholders shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting of stockholders no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.
     TWELFTH: The Board of Directors may from time to time make, alter or repeal the By-laws by a vote of a majority of the entire Board of Directors that would be in office if no vacancy existed, whether or not present at a meeting; provided, however, that any By-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any By-laws may be made, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

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CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
METROMEDIA INTERNATIONAL GROUP, INC.
(Pursuant to Section 242 of the Delaware General Corporation Law)
     The undersigned, Silvia Kessel and Arnold L. Wadler, Senior Vice President and Secretary, respectively, of Metromedia International Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), do hereby certify as follows:
     1. The name of the corporation is Metromedia International Group, Inc.
     2. This Certificate of Amendment to the Restated Certificate of Incorporation amends the Restated Certificate of Incorporation of the Corporation to increase the authorized number of shares of the Corporation’s Common Stock, par value $1.00 per share (the “Common Stock”).
     3. The Restated Certificate of Incorporation of the Corporation is hereby amended by replacing the first sentence of Article Fourth thereof in its entirety and by substituting in its place the following:
     “The total number of shares of stock which the Corporation shall have authority to issue is 470,000,000, divided as follows: 70,000,000 shares of Preferred Stock, of the par value of $1.00 per share (the “Preferred Stock”), and 400,000,000 shares of Common Stock, of the par value of $1.00 per share (the “Common Stock”).”
     4. The Board of Directors of the Corporation duly adopted resolutions pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”) proposing that this Certificate of Amendment to the Restated Certificate of Incorporation be approved and declaring the adoption of this Amendment to the Restated Certificate of Incorporation to be advisable, and the stockholders of the Corporation duly approved this Certificate of Amendment to the Restated Certificate of Incorporation in accordance with Sections 211 and 242 of the DGCL. Dated and attested to as of                    , 1996.

METROMEDIA INTERNATIONAL GROUP INC.
By:
	Name:	Silvia Kessel
	Title:	Senior Vice President

Attest: Name: Arnold L. Wadler Title: Secretary

CERTIFICATE OF AMENDMENT
RESTATED CERTIFICATE OF INCORPORATION
OF
METROMEDIA INTERNATIONAL GROUP, INC.
It is hereby certified that:
1. The name of the corporation (hereinafter the “Corporation”) is
          Metromedia International Group, Inc.
2. The Restated Certificate of Incorporation, as previously amended, is hereby further amended by deleting the first paragraph of Article Fourth thereof and by substituting in its place and stead the following new Article:
“FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 470,000,000, divided as follows: 70,000,000 shares of Preferred Stock, the par value of which is $1.00 per share (the “Preferred Stock”) and 400,000,000 shares of Common Stock, the par value of which is $0.01 per share (the “Common Stock).”
3. The amendment to the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242(a) of the General Corporation Law of the State of Delaware. The amendment has been authorized by directors approval and vote at a meeting of the stockholders entitled to vote.

Signed on November 5, 2003
/s/ NATASHA ALEXEEVA
Natasha Alexeeva
Secretary

State of Delaware Secretary of State Division of Corporations Delivered 04:18 PM 08/22/2007 FILED 04:18 PM 08/22/2007 SRV 070947172 — 4379125 FILE

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
CAUCUSCOM MERGERCO CORP.
INTO
METROMEDIA INTERNATIONAL GROUP, INC.

Pursuant to Section 253 of the
General Corporation Law of the State of Delaware

     CaucusCom Mergerco Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:
     FIRST: The Corporation was incorporated on June 27, 2007 pursuant to the DGCL and is existing thereunder.
     SECOND: Metromedia International Group, Inc., a Delaware corporation (the “Subsidiary”), was incorporated on March 15, 1968 pursuant to the General Corporation Law of the State of Delaware and is existing thereunder.
     THIRD: The Corporation owns more than 90% of the outstanding shares of Common Stock, par value $0.01 per share, of the Subsidiary (the “Subsidiary Shares”), the Subsidiary Shares being the only class of capital stock of the Subsidiary of which there are outstanding shares that, absent Section 253(a) of the General Corporation Law of the State of Delaware, would be entitled to vote on the Merger (as defined below).
     FOURTH: By unanimous written consent dated August 22, 2007, the board of directors of the Corporation adopted the following resolutions providing for the merger (the “Merger”) of the Corporation into the Subsidiary, which resolutions have not been amended or rescinded and are in full force and effect:
     RESOLVED, that subject to the approval of the sole stockholder of CaucusCom Mergerco Corp. (the “Corporation”), pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”), the Corporation shall be merged (the “Merger”) with and into Metromedia International Group, Inc. (the “Subsidiary”), whereupon the separate existence of the Corporation shall cease, and the Subsidiary shall be the surviving corporation (the “Surviving Corporation”);

     RESOLVED FURTHER, that the Merger is hereby approved pursuant to the provisions of Section 253 of the DGCL;
     RESOLVED FURTHER, that the Merger shall become effective upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with Section 253 of the DGCL (the “Effective Time”);
     RESOLVED FURTHER, that at the Effective Time, without any further action of the Corporation, the Subsidiary, or their respective stockholders:
     (a) each share of Common Stock, par value $0.01 per share, of the Subsidiary (the “Subsidiary Shares”) held by the Subsidiary or owned, directly or indirectly, by the Corporation or by its sole stockholder, CaucusCom Ventures L.P. (“Parent”) (in each case other than Subsidiary Shares held on behalf of third parties), shall be canceled and retired and shall cease to exist, and no consideration shall be payable to the holder thereof in exchange for such cancellation and retirement;
     (b) each Subsidiary Share outstanding immediately prior to the Effective Time (other than any Subsidiary Shares for which appraisal rights are perfected and except as otherwise provided in clause (a) above) shall be converted into the right to receive $1.80 in cash without interest (the “Merger Consideration”), upon surrender to Mellon Investor Services LLC (or such other agent as the Corporation deems appropriate) of the certificates formerly representing ownership of the Subsidiary Shares;
     (c) each share of Common Stock, $0.01 per share, of the Corporation outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully-paid and non-assessable share of common stock of the Surviving Corporation, and such shares shall constitute the only outstanding shares of common stock of the Surviving Corporation from and after the Effective Time;
     RESOLVED FURTHER, that all Subsidiary Shares outstanding immediately prior to the Effective Time (other than any Subsidiary Shares for which appraisal rights are perfected and except as otherwise provided in clause (a) of the foregoing resolution), which shares shall be converted at the Effective Time into the right to receive the Merger Consideration pursuant to clause (b) of the foregoing resolution, shall automatically be

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cancelled and shall cease to exist upon such conversion, and the holders of certificates that immediately prior to the Effective Time represented such Subsidiary Shares shall thereupon cease to have any rights with respect to such Subsidiary Shares, other than the right to receive (i) the Merger Consideration in accordance with the foregoing resolution and the Agreement and Plan of Merger, dated as of July 17, 2007, by and among Parent, the Corporation and the Subsidiary, and (ii) any then unpaid dividend or other distribution with respect to any such Subsidiary Shares that has a record date prior to the Effective Time.
     RESOLVED FURTHER, that each share of 7.25% Cumulative Convertible Preferred Stock of the Subsidiary (the “Preferred Shares”) outstanding immediately prior to the Effective Time (other than any Preferred Shares for which appraisal rights are perfected) shall remain outstanding at and immediately after the Effective Time as one share of 7.25% Cumulative Convertible Preferred Stock of the Surviving Corporation, having the rights and preferences set forth in the Certificate of Designation of the 7.25% Cumulative Convertible Preferred Stock of the Subsidiary, dated as of September 16, 1997 (the “Certificate of Designation”) (subject to the adjustment and modification to such rights resulting from consummation of the Merger pursuant to the terms of the Certificate of Designation).
     RESOLVED FURTHER, that the Certificate of Incorporation of the Subsidiary in effect immediately prior to the Effective Time shall be amended in its entirety at the Effective Time so as to read as set forth in Exhibit A attached hereto, and as so amended shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that the Certificate of Designation shall continue to apply to the Surviving Corporation and shall form part of the Certificate of Incorporation of the Surviving Corporation.
     RESOLVED FURTHER, that the proposed Merger shall be submitted to the sole stockholder of the Corporation for approval by written consent pursuant to Section 228 of the DGCL; and
     RESOLVED FURTHER, subject to the approval of the sole stockholder of the Corporation, that the officers of the Corporation are authorized on behalf of the Corporation to take any and all actions, to execute, deliver and file any and all documents, agreements and instruments (including, without limitation, a Certificate of Ownership and Merger) and to take any and all steps deemed by any such officer to be necessary or appropriate to carry out the purpose and intent of each of the foregoing

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resolutions, and all actions heretofore taken by any of them in furtherance thereof are hereby ratified and confirmed in all respects.
     FIFTH: By written consent dated August 22, 2007, pursuant to Section 228 of the General Corporation Law of the State of Delaware, the sole holder of all of the outstanding capital stock of the Corporation approved the Merger.
[Signature page follows]

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed in its corporate name by its duly authorized officer this 22nd day of August, 2007.

CAUCUSCOM MERGERCO CORP.
By:	/s/ Peter Nagle
	Name:	Peter Nagle
	Title:	President

Exhibit A
CERTIFICATE OF INCORPORATION
OF
METROMEDIA INTERNATIONAL GROUP, INC.
          FIRST: The name of the corporation is Metromedia International Group, Inc. (the “Corporation”).
          SECOND: The Corporation’s registered office in the State of Delaware is at: Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.
          THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as it may be amended from time to time, the “DGCL”).
          FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 4,201,000 shares, divided as follows: (a) 1,000 shares of common stock, par value $.01 per share (the “Common Stock”), and (b) 4,200,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”).
          FIFTH: The shares of Preferred Stock, may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, preferences and rights and qualifications, limitations or restrictions thereof, and such distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors of the Corporation (the “Board”) pursuant to authority so to do which is hereby vested in the Board. Each series of shares of Preferred Stock (a) may have such voting rights or powers, full or limited, or may be without voting rights or powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in such resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be reissued as a part of the series of which they were originally a part or as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of shares of Preferred Stock.
          SIXTH: The Certificate of Designation of the 7.25% Cumulative Convertible Preferred Stock of the Corporation, dated as of, and filed with the Secretary of State of the State of Delaware on, September 16, 1997 (a copy of which is attached hereto as Annex 1), shall continue to apply to the Corporation and shall form part of this Certificate of Incorporation.
          SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:
     (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the Bylaws of the Corporation, and vacancies in the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the Bylaws.
     (b) The election of directors of the Corporation may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.
     (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the Bylaws of the Corporation) shall be vested in and exercised by the Board.
     (d) The Board shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the Bylaws of the Corporation, except to the extent that the Bylaws or this Certificate of Incorporation otherwise provide.
     (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

7

          EIGHTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

8

Annex 1
Copy of the Certificate of Designation of 7.25% Cumulative Convertible
Preferred Stock of Metromedia International Group, Inc.,
as filed with the Secretary of State of the State of Delaware on September 16, 1997
[See Attached]

CERTIFICATE OF DESIGNATION
OF
7.25% CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
METROMEDIA INTERNATIONAL GROUP, INC.

Pursuant to Section 151 of the General Corporation law
of the State of Delaware

          METROMEDIA INTERNATIONAL GROUP, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Company, with the provisions thereof fixing the number of shares of the series, the dividend rate, and the optional redemption prices being set by action of the Executive Committee of the Board of Directors of the Company:
          RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of Section 4.1 of the Restated Certificate of Incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”), and pursuant to authority expressly delegated to the Executive Committee of the Board of Directors of the Company by such Board of Directors, and pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, there be created from the 70,000,000 shares of preferred stock, par value $1.00 per share, of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, consisting of 4,140,000 shares of 7.25% Cumulative Convertible Preferred Stock (the “Preferred Stock”), the voting powers, designations, preferences and relative, participating, optional or other special rights of which, and qualifications, limitations or restrictions thereof, shall be as follows:
          1. Definitions. As used herein, the following terms shall have the following meanings:
               1.2 “Accrued Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the accrued and unpaid dividends on such share from and including the most recent Dividend Payment Date (or the Issue Date, if such date is prior to the first Dividend Payment Date) to but not including such date.

               1.3 “Accumulated Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from the Issue Date until the most recent Dividend Payment Date prior to such date. There shall be no Accumulated Dividends with respect to any share of Preferred Stock prior to the first Dividend Payment Date.
               1.4 “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 405 of the Securities Act of 1933, as amended.
               1.5 “AMEX” shall mean the American Stock Exchange or, in the event the American Stock Exchange is not the principal stock exchange on which the Preferred Stock is then traded or quoted, any principal successor stock exchange or nationally recognized market where the Preferred Stock is listed or included.
               1.6 “Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.
               1.7 “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.
               1.8 “Change of Control” shall mean (i) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company (other than a sale, transfer, assignment or distribution of shares of capital stock or assets of Snapper and/or Landmark in any transaction or a series of related transactions) on a consolidated basis, in one transaction or a series of related transactions, if, in each such case immediately after giving effect to either such transaction, any “person” or “group” (other than Metromedia Company and its Affiliates) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power, in the aggregate, normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity; (ii) when any “person” or “group” (other than Metromedia Company and its Affiliates) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power, in the aggregate, normally entitled to vote in the election of directors of the Company; or (iii) when, during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved)

cease for any reason to constitute a majority of the Board of Directors of the Company then in office.
               For purposes of the definition of “Change of Control,” (i) the terms “person” and “group” shall have the meaning used for purposes of Rules 13d-3 and 13d-5 of the Exchange Act, as in effect on the Issue Date, whether or not applicable and (ii) the term “beneficial owner” shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date, whether or not applicable, except that a “person” shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.
               1.9 “Change of Control Date” shall mean the date on which the Change of Control event occurs.
               1.10 “Common Stock” shall mean the common stock, par value $1.00 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.
               1.11 “Dividend Payment Date” shall mean March 15, June 15, September 15 and December 15 of each year, commencing December 15, 1997.
               1.12 “Dividend Record Date” shall mean, with respect to each Dividend Payment Date, a date not more than 60 days nor less than 10 days preceding a Dividend Payment Date, as shall be fixed by the Board of Directors.
               1.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
               1.14 “Issue Date” shall mean September 16, 1997, the original date of issuance of the Preferred Stock.
               1.15 “Junior Stock” shall mean the Common Stock and the shares of any other class or series of stock of the Company created on or after the Issue Date that, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Preferred Stock in respect of the right to receive dividends or to participate in any other distribution of assets.

               1.16 “Landmark” shall mean Landmark Theatre Group, a California corporation.
               1.17 “Liquidation Preference” shall mean, with respect to each share of Preferred Stock, $50.
               1.18 “Market Value” shall mean the average closing price of the Common Stock on the AMEX for a five consecutive trading day period.
               1.19 “Metromedia Company” shall mean Metromedia Company, a Delaware general partnership.
               1.20 “Optional Redemption Price Per Share” shall mean, as of any date, the price at which the Company may, at its option, redeem one share of the Preferred Stock, payable, at the Company’s option, in cash, by delivery of fully paid and nonassessable shares of Common Stock or a combination thereof.
               1.21 “Pari Passu Stock” shall mean the shares of any class or series of stock of the Company created on or after the Issue Date that, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Preferred Stock in the payment of dividends, including accumulations, if any, in accordance with the sums or other consideration which would be payable on such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the Preferred Stock in any other distribution of assets in accordance with the sums or other consideration which would be payable in such distribution if all sums payable were discharged in full.
               1.22 “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
               1.23 “Senior Stock” shall mean any capital stock of the Company ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock.
               1.24 “Snapper” shall mean Snapper, Inc., a Georgia corporation.

               1.25 “Voting Rights Triggering Event” shall mean the failure of the Company to pay dividends on the Preferred Stock with respect to periods ending on more than six consecutive Dividend Payment Dates.
          2. Dividends.
               2.1 The holders of shares of the outstanding Preferred Stock shall be entitled, when, as and if declared by the Board of Directors out of funds legally available therefor, to receive dividends on each outstanding share of Preferred Stock, payable quarterly, in arrears, at an annual rate of 7.25% (the “Dividend Rate”). Dividends payable for each full dividend period will be computed by dividing (x) the product of the Liquidation Preference times the Dividend Rate by (y) four and shall be payable on each Dividend Payment Date, to the holders of record of Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend Payment Date, commencing on December 15, 1997. Such dividends shall be cumulative from the Issue Date and shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends on the Preferred Stock which are not declared and paid when due will compound quarterly on each Dividend Payment Date at the Dividend Rate. Dividends payable for any partial dividend period shall be computed on the basis of actual days elapsed over a 360-day year consisting of twelve 30-day months.
               2.2 Dividends may, at the option of the Company, be paid on any Dividend Payment Date either in cash, by issuing fully paid and nonassessable shares of Common Stock or a combination thereof. If the Company elects to pay dividends in shares of Common Stock, the number of shares of Common Stock to be distributed will be calculated by dividing such payment by 95% of the Market Value ending on the Dividend Payment Date.
               2.3 No dividends or other distributions (other than a dividend or distribution in Junior Stock, other than the Common Stock) may be declared, made or paid or set apart for payment on the Common Stock, Junior Stock or Pari Passu Stock, and no Common Stock, Junior Stock or any Pari Passu Stock, including the Preferred Stock, may be repurchased, exchanged, redeemed or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for Junior Stock), nor may funds be set apart for payment with respect thereto, unless full cumulative dividends shall have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for such payment on, and all applicable redemption, exchange and repurchase obligations shall have been satisfied with respect to, all outstanding shares of Preferred Stock and such other Pari Passu Stock. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock or on any Pari Passu Stock, dividends may be declared and paid on the Preferred Stock and such Pari Passu Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such Pari Passu Stock will in all cases bear to each other the same ratio that Accrued Dividends on the shares of Preferred Stock and such Pari Passu Stock bear to each other; provided, that if such dividends are paid in cash, any senior security or in Pari Passu Stock on any Pari Passu Stock, dividends will also be paid in cash, such senior security or such Pari Passu Stock, as the case may be, on the Preferred Stock.
               2.4 Holders of shares of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock which may be in arrears fit being understood that the compounding of unpaid dividends shall not constitute interest or money in lieu of interest).
               2.5 The holders of shares of Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payment on those shares (except that holders of shares called for redemption on a redemption date between the record date and the Dividend Record Date will be entitled to receive such dividend on such redemption date as indicated in Section 2.1 hereof) on the corresponding Dividend Payment Date notwithstanding the subsequent conversion thereof or the Company’s default in payment of the dividend due on that Dividend Payment Date. However, shares of Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the day immediately preceding the applicable Dividend Payment Date (except for shares called for redemption on a redemption date during that period) must be accompanied by payment of an amount equal to the dividend payable on the shares on that Dividend Payment Date. A holder of shares of Preferred Stock on a Dividend Record Date who (or whose transferee) tenders any shares for conversion on a Dividend Payment Date will receive the dividend payable by the Company on the Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Preferred Stock for conversion. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon conversion.
               2.6 To the extent that the amount of any dividend payable to a holder of Preferred Stock (in respect of all shares held by such holder) is payable in shares of Common Stock and does not equal a whole number of shares of Common Stock, such fractional amount shall be paid in cash to such holder of Preferred Stock.
          3. Optional Redemption.
               3.1 At any time on or after September 15, 2000, the Company may, at its sole option, subject to Section 2.3, redeem, out of funds legally available therefor, all or any part of the outstanding shares of Preferred Stock, in cash, by delivery of fully paid and nonassessable shares of Common Stock or a combination thereof, upon not less than 30 days nor more than 60 days’ notice provided in the manner specified in Section 4 hereof, during the 12-month periods commencing on September 15th of the years set forth below for the amount (expressed as a percentage of the Liquidation Preference thereof) set forth opposite such years, plus Accumulated Dividends and Accrued Dividends thereon to the redemption date.

Period	Redemption Price Per Share
2000	$52.5375
2001	52.1750
2002	51.8125
2003	51.4500
2004	51.0875
2005	50.7250
2006	50.3625
2007 and thereafter	50.0000
               3.2 If the Company elects to make redemption payments in Common Stock, the number of shares of Common Stock to be distributed will be calculated by dividing such payment by 95% of the Market Value for the period ending on the applicable redemption date. If any dividends on the Preferred Stock are in arrears, no shares of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock are simultaneously redeemed.
          4. Procedure for Redemption.
               4.1 In the event the Company shall elect to redeem shares of Preferred Stock pursuant to Section 3 hereof, notice of such redemption shall be given (i) by publication in a newspaper of general circulation in the Borough of Manhattan, City and State of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement) or (ii) by first-class mail to each record holder of the shares to be redeemed, at such holder’s address as the same appears on the books of the Company, in either case not less than 30 nor more than 60 days prior to the redemption date. Each such notice shall state (i) the time and date as of which the redemption shall occur; (ii) the total number of shares of Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price (whether to be paid in cash or shares of Common Stock or a combination thereof); (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price and delivery of certificates representing shares of Common Stock (if the Company so chooses); (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date unless the

Company defaults in the payment of the redemption price; and (vi) the name of any bank or trust company, if any, performing the duties referred to in Section 4.3 below.
               4.2 On or before any redemption date, each holder of shares of Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Preferred Stock to the Company, in the manner and at the place designated in the notice of redemption and on the redemption date, the full redemption price, payable in cash, fully paid and nonassessable shares of Common Stock or a combination thereof, for such shares of Preferred Stock shall be paid or delivered to the person whose name appears on such certificate or certificates as the owner thereof, and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares of preferred stock of any or no series. Upon surrender (in accordance with the notice of redemption) of the certificate or certificates representing any shares to be so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice of redemption shall so state), such shares shall be redeemed by the Company at the redemption price. If fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without costs to the holder thereof, together with the amount of cash, if any, in lieu of fractional shares.
               4.3 If a notice of redemption shall have been given as provided in Section 4.1, dividends on the shares of Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company with respect to shares so called for redemption (except for the right to receive from the Company the redemption price) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the time and date of redemption) either (i) from and after the time and date fixed in the notice of redemption as the time and date of redemption (unless the Company shall default in the payment of the redemption price, in which case such rights shall not terminate at such time and date) or (ii) if the Company shall so elect and state in the notice of redemption, from and after the time and date (which date shall be the date fixed for redemption or an earlier date not less than 30 days after the date of mailing of the redemption notice) on which the Company shall irrevocably deposit in trust for the holders of the shares to be redeemed with a designated bank or trust for the holders of the shares to be redeemed with a designated bank or trust company doing business in the Borough of Manhattan, City and State of New York, as paying agent, money or a fully paid and nonassessable shares of Common Stock sufficient to pay at the office of such paying agent, on the redemption date, the redemption price. Any money or shares of Common Stock so deposited with any such paying agent which shall not be required for such redemption shall be returned to the Company forthwith. Subject to applicable escheat laws, any moneys so set aside by the Company and unclaimed at the end of one year from the redemption date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of the redemption price without interest. Any interest accrued on funds so deposited shall be paid to the Company from time to time.
               4.4 In the event that fewer than all the outstanding shares of Preferred Stock are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot, as determined by the Company, except that the Company may redeem such shares held by any holder of fewer than 100 shares (or shares held by holders who would hold fewer than 100 shares as a result of such redemption), as may be determined by the Company.
          5. Change of Control.
               5.1 Upon the occurrence of a Change of Control of the Company, each holder of Preferred Stock shall, in the event that the Market Value on the Change of Control Date is less than the Conversion Price, have a one-time option (the “Change of Control Option”), upon not more than 30 days, notice nor more than 60 days’ notice, to convert such holder’s shares of Preferred Stock into fully paid and nonassessable shares of Common Stock, as a conversion price equal to the greater of (i) the Market Value for the period ending on the Change of Control Date and (ii) 66.67% of the Market Value for the period ending on September 10, 1997. The Change of Control Option must be exercised within 30 days following a Change of Control. In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Change of Control, the Company may, at its sole option, make a cash payment equal to the Market Value determined with respect to the period ending on the Change of Control Date of the shares Common Stock otherwise issuable.
               5.2 In the event of a Change of Control, notice of such Change of Control shall be given, within five Business Days of the Change of Control Date, by the Company by first-class mail to each record holder of shares of Preferred Stock, at such holder’s address as the same appears on the books of the Company. Each such notice shall state: (i) that a Change of Control has occurred; (ii) the last day on which the Change of Control Option may be exercised (the “Expiration Date”); (iii) the name and address of the paying agent; and (iv) the procedures that holders must follow to exercise the Change of Control Option.
               5.3 On or before the Expiration Date, each holder of shares of Preferred Stock wishing to exercise the Change of Control Option shall surrender the certificate or certificates representing the shares of Preferred Stock to be converted, in the manner and at the place designated in the notice described in Section 5.2, and on such date the cash or shares of Common Stock due to such holder shall be delivered to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be returned to authorized but unissued shares. Upon surrender (in accordance with the notice described in Section 5.2 of the certificate or certificates representing any shares to be so converted

(properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be converted by the Company at the conversion price.
               5.4 The rights of holders of Preferred Stock pursuant to the Section 5 are in addition to, and not in lieu of, the rights of holders of Preferred Stock provided for in Section 8 hereof.
          6. Voting.
               6.1 The shares of Preferred Stock shall have no voting rights except as required by law or as set forth below:
                    (a) If and whenever at any time or times, a Voting Rights Triggering Event occurs, then the number of directors constituting the Board of Directors shall be increased by two and the holders of shares of Preferred Stock, voting separately as a class with any other Pari Passu Stock (the “Voting Rights Class”), will be entitled at the next regular or special meeting of stockholders of the Company to elect two directors of the Company to fill the newly crested directorships.
                    (b) Such voting rights may be exercised at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 6.1 (a) shall terminate.
                    (c) At any time when such voting rights shall have vested in holders of shares of the Voting Rights Class described in Section 6.1(a), a proper officer of the Company may call, and, upon the written request of the record holders of shares representing twenty-five percent (25%) of the voting power of the shares then outstanding of the Voting Rights Class, addressed to the Secretary of the Company, shall call a special meeting of the holders of shares of the Voting Rights Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 6.1(c), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 6.1(a) shall be held at such annual meeting of stockholders.

                    (d) At any meeting held for the purpose of electing directors at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class.
                    (e) Any director elected pursuant to the voting rights created under this Section 6.1 shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 6.1(b)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights Class at a special meeting called in accordance with the procedures set forth in this Section 6, or, if no such special meeting is called, at the next annual meeting of stockholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this Section 6 shall terminate.
                    (f) So long as any shares of Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of the holders of at least 66⅔% of the outstanding Preferred Stock voting or consenting, as the case may be, separately as one class, (i) create, authorize or issue any Senior Stock or (ii) amend the Certificate of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Preferred Stock, including (x) increasing the authorized number of shares of preferred stock and (y) issuing any shares of Preferred Stock in excess of the number of shares authorized in this Certificate of Designation as of the Issue Date. The holders of at least a majority of the outstanding shares of Preferred Stock, voting separately as one class, may waive compliance with any provision of this Certificate of Designation.
                    (g) In exercising the voting rights set forth in this Section 6.1, each share of Preferred Stock shall be entitled to one vote.
               6.2 Except as set forth in Section 6.1, the Company may create, authorize or issue any shares of Junior Stock or Pari Passu Stock or increase or decrease the amount of authorized capital stock of any class other than the preferred stock, without the consent of the holders of Preferred Stock, voting separately as a class, and in taking such actions the Company shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.

          7. Liquidation Rights.
               7.1 In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the shares of Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders up to the Liquidation Preference plus Accumulated Dividends and Accrued Dividends thereon in preference to the holders of, and before any distribution is made on, any Junior Stock, including, without limitation, on any Common Stock.
               7.2 Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company nor the merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 7.
               7.3 After the payment to the holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 7, the holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.
               7.4 In the event the assets of the Company available for distribution to the holders of shares of Preferred Stock upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 7.1, no such distribution shall be made on account of any shares of any Pari Passu Stock upon such liquidation, dissolution or winding up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and Pari Passu Stock are entitled upon such liquidation, dissolution or winding up.
          8. Conversion.
                    (a) Each holder of Preferred Stock shall have the right, at its option, at any time and from time to time from the Issue Date to convert, subject to the terms and provisions of this Section 8, any or all of such holder’s shares of Preferred Stock. In such case, the shares of Preferred Stock shall be converted into such number of fully paid and nonassessable shares of Common Stock as is equal, subject to Section 8(g), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference plus any Accumulated Dividends and any Accrued Dividends to and including the date of conversion divided by (ii) the Conversion Price (as defined below) then in effect, except that with respect to any share which shall be called for redemption such right shall terminate at the close of business on the date of redemption of such share, unless the Company shall default in performance or payment due upon exchange or redemption thereof. The Conversion Price shall be $15.00, subject to adjustment as set forth in Section 8(c).
                    The conversion right of a holder of Preferred Stock shall be exercised by the holder by the surrender of the certificates representing shares to be converted to the Company at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent (as defined in Section 9) to be maintained by it, accompanied by written notice that the holder elects to convert all or a portion of the shares of Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or its duly appointed Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 8(i). Immediately prior to the close of business on the date of receipt by the Company or its duly appointed Transfer Agent of notice of conversion of shares of Preferred Stock, each converting holder of Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder’s Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such person. Upon notice from the Company, each holder of Preferred Stock so converted shall promptly surrender to the Company, at any place where the Company shall maintain a Transfer Agent, certificates representing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer. On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Preferred Stock have been converted; (ii) the payment of any Accumulated Dividends or Accrued Dividends thereon; and (iii) exercise the rights to which they are entitled as holders of Common Stock.
                    If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next preceding Business Day.
                    (b) When shares of Preferred Stock are converted pursuant to this Section 8, all Accumulated Dividends and all Accrued Dividends (whether or not declared or currently payable) on the Preferred Stock so converted to (and not including) the date of conversion shall be immediately due and payable, at the Company’s option, (i) in cash; (ii) in a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (A) the amount of Accumulated Dividends and Accrued Dividends payable to the holders of Preferred Stock hereunder, divided by (B) the Market Value for the period ending on the date of conversion; or (iii) a combination thereof.
                    (c) The Conversion Price shall be subject to adjustment as follows:
                         (i) In case the Company shall at any time or from time to time (A) make a redemption payment or pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 8(c) shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company (other than the issuance of shares of Common Stock in connection with the payment in redemption for, of dividends on or the conversion of Preferred Stock); (B) subdivide the outstanding shares of Common Stock into a larger number of shares; (C) combine the outstanding shares of Common Stock into a smaller number of shares;(D) issue any shares of its capital stock in a reclassification of the Common Stock; or (E) pay a dividend or make a distribution to all holders of shares of Common Stock (other than a dividend or distribution paid or made to holders of shares of Preferred Stock in the manner provided in Section 8 (b)) pursuant to a stockholder rights plan, “poison pill” or similar arrangement then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any share or Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 8(c)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.
                         (ii) In case the Company shall at any time or from time to time issue or sell shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) to holders of its Common Stock at a price per share less than the Market Value for the period ending on the date of issuance (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), other than (I) issuances or sales for which an adjustment is made pursuant to another paragraph of this Section 8(c), (II) issuances of shares of Common Stock or securities exercisable or convertible into Common Stock pursuant to mergers, acquisitions, consolidations, exchanges, reorganizations or combinations or bona fide stock incentive plans for employees, directors and consultants of the Company or (III) issuances that are subject to certain triggering events (until such time as such triggering events occur), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to such record date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Market Value for the period ending on the date of conversion; provided, that if the holders of Preferred Stock are offered the opportunity to participate in any such offering on a pro rata basis with the holders of Common Stock and decline to participate or if the holders of Preferred Stock are entitled to receive such options, warrants or other rights upon conversion at any time of their shares of Preferred Stock, then in either such case, no adjustment shall be made pursuant to this Section 8(c)(ii). Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 8(c)(ii) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such option, warrants or other right; provided further, that if any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 8(c)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (i) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated; (ii) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor; and (iii) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.
                         (iii) In case the Company shall at any time or from time to time (A) make a distribution to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in (i) above, or cash distributed upon a merger or consolidation to which (g) below applies), that, when combined together with (x) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (y) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment has been made, in the aggregate exceeds 15% of the Company’s market capitalization (defined as the product of the Market Value for the period ending on the record date of such distribution times the number of shares of Common Stock then outstanding) on the record date of such distribution, (B) complete a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (I) any cash and other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment has been made and (II) the aggregate amount of any such all-cash distributions referred to in (A) above to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 15% of the Company’s market capitalization on the expiration of such tender offer or (C) make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its capital stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in (i) and (ii) above), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Market Value for the period ending on the record date referred to below and (y) the denominator of which shall be such Market Value less then the fair market value (as determined by the Board of Directors of the Company) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed, applicable to one share of Common Stock (but such denominator not to be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if the holder of shares of Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Preferred

Stock into shares of Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this Section 8(c)(iii) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.
                         (iv) In the case the Company at any time or from time to time shall take any action affecting its Common Stock (it being understood that the issuance or sale of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) to any Person at a price per share less than the Conversion Price then in effect shall not be deemed such an action), other than an action described in any of Section 8(c)(i) through Section 8(c)(iii), inclusive, or Section 8(g), then, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Stock).
                         (v) Notwithstanding anything herein to the contrary, no adjustment under this Section 8(c) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price.
                         (vi) The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14c-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.
                    (d) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                    (e) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each registered holder of Preferred Stock a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.
                    (f) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of fell shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Preferred Stock so surrendered. If the conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported sale price of the Common Stock on the AMEX at the close of business on the trading day next preceding the day of conversion shall be paid to such holder in cash by the Company.
                    (g) In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (other than the sale, transfer, assignment or distribution of shares of capital stock or assets of Snapper and/or Landmark in any transaction or a series of related transactions) (any of the foregoing, a “Transaction”), each share of Preferred Stock then outstanding shall, without the consent of any holder of Preferred Stock, become convertible only into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to such Transaction after giving effect to any adjustment event. The provisions of this Section 8(g) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions. The provisions of this Section 8(g) shall be the sole right of holders of Preferred Stock in connection with any Transaction and such holders shall have no separate vote thereon.
                    (h) In the case of any distribution by the Company to its stockholders of substantially all of its assets (other than a sale, transfer, assignment or distribution of shares of capital stock or assets of Snapper and/or Landmark in one transaction or a series of related transactions), each holder of Preferred Stock will participate pro rata in such distribution based on the number of shares of Common

Stock into which such holders’ shares of Preferred Stock would have been convertible immediately prior to such distribution.
                    (i) The Company shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.
                    (j) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock shall be made without charge to the converting holder of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.
          9. Transfer Agent and Registrar. The duly appointed transfer agent and registrar (the “Transfer Agent”) for the Preferred Stock shall be ChaseMellon Shareholder Services, L.L.C. The Company may, in its sole discretion, remove the Transfer Agent with 10 days, prior written notice to the Transfer Agent; provided, that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.
          10. Other Provisions.
                    10.1 With respect to any notice to a holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                    10.2 Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that any issuance or reissuance of shares of Preferred Stock must be in compliance with this Certificate of Designation.
                    10.3 The shares of Preferred Stock shall be issuable in whole shares.
                    10.4 All notices periods referred to herein shall commence on the date of the mailing of the applicable notice.
          IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this 16th day of September, 1997.

METROMEDIA INTERNATIONAL GROUP, INC.
By:	/s/ Stuart Subotnick
	Name:	Stuart Subotnick
	Title:	President and Chief Executive Officer

Attest:
/s/ Susan M. Klebanoff
Name:	Susan M. Klebanoff
Title:	Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 02:10 PM 01/06/2009 FILED 02:10 PM 01/06/2009 SRV 090008492 — 0674406 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
METROMEDIA INTERNATIONAL GROUP, INC.
          Metromedia International Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
          1. The name of the Corporation is Metromedia International Group, Inc.
          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on March 15, 1968 under the name “F. I., Inc.”
          3. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof in its entirety and replacing it with the following new Article FIRST:
          “FIRST: The name of the Corporation is MIG, Inc.”
          4. The amendments to the Certificate of Incorporation of the Corporation set forth in the preceding paragraph have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation having adopted by written consent resolutions setting forth such amendment, declaring its advisability and directing that it be submitted to the stockholders of the Corporation for their approval, and the stockholders of the Corporation having approved and adopted such amendment at a special meeting held for that purpose.
[Signature page follows]

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation of the Corporation to be executed by an authorized officer of the Corporation on this 4th day of November, 2008.

METROMEDIA INTERNATIONAL GROUP, INC.
By:	/s/ Mark S. Haul
	Name:	Mark S. Haul
	Title:	President

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